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                                   EXHIBIT 11
                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                              1999             1998             1997
                                                           ---------        ---------        ---------
Weighted average number of issued
shares each period                                         5,579,000        5,514,000        5,514,000
Common stock equivalents, computed
using treasury stock method                                  453,000          291,000                0
                                                           ---------        ---------        ---------
                                                           6,032,000        5,805,000        5,514,000
                                                          ==========       ==========       ==========
Shares used in
Basic EPS                                                  5,579,000        5,514,000        5,514,000
Diluted EPS                                                6,032,000        5,805,000        5,514,000


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